UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 11, 2024

Akoya Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40344	47-5586242
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Campus Drive, 6th Floor Marlborough, MA (Address of principal executive offices)	01752 (Zip Code)

(855) 896-8401

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.00001 per share	AKYA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 11, 2024, the Board of Directors (the “Board”) of Akoya Biosciences, Inc. (the “Company”) approved an updated form indemnification agreement (the “Agreement”) for its non-employee directors and executive officers. Amendments to the form indemnification agreement include: (1) an expanded definition of indemnifiable expenses; (2) a requirement that the Company purchase a six-year directors and officers (“D&O”) insurance tail in the event of a Change in Control (as defined in the Agreement) of the Company; (3) a requirement that the Company pursue D&O insurance coverage for indemnitees; (4) additional provisions concerning independent counsel indemnification determination rights; and (5) clarifying amendments to the clawback indemnification preclusion provision. The Company intends to enter into the Agreement with each of its current and future non-employee directors and executive officers.

The foregoing description of the indemnification agreement is qualified in its entirety by reference to the form attached as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibits

10.1	Form Indemnification Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 13, 2024	Akoya Biosciences, Inc.

	By:	/s/ Brian McKelligon
Brian McKelligon
Chief Executive Officer

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